Exhibit 99.1

	Historical					Pro Forma
	Year Ended			Nine Months Ended		Year Ended December 31, 2005	Nine Months Ended September 30, 2006
(Dollars in thousands, except per share data)	January 3, 2004	January 1, 2005	December 31, 2005	October 1, 2005	September 30, 2006
Statement of Earnings Data:
Net sales	$561,391	$648,195	$721,569	$538,907	$610,826	$1,603,719	$1,356,728
Cost of goods sold	413,953	479,664	527,502	399,414	450,175	1,202,504	997,088

Gross profit	147,438	168,531	194,067	139,493	160,651	401,215	359,640
Selling and administrative	107,120	114,906	124,668	90,377	99,956	250,718	203,294

Operating profit	40,318	53,625	69,399	49,116	60,695	150,497	156,346
Other income, net	1,960	1,938	1,976	1,349	835	2,212	2,411
Interest expense	2,949	3,235	4,080	2,954	4,562	130,435	97,886

Earnings before income taxes	39,329	52,328	67,295	47,511	56,968	22,274	60,871
Income taxes	14,550	17,276	24,274	17,617	21,022	8,124	22,169

Net earnings	$24,779	$35,052	$43,021	$29,894	$35,946	$14,150	$38,702
Preferred stock dividends	—	—	—	—	—	(10,688)	(8,016)

Net earnings available to common shareholders	$24,779	$35,052	$43,021	$29,894	$35,946	$3,462	$30,686

Earnings Per Share Data:
Net earnings per share—basic	$0.75	$1.06	$1.30	$0.90	$1.10	$0.08	$0.76
Net earnings per share—diluted	$0.74	$1.05	$1.28	$0.89	$1.09	$0.08	$0.75
Weighted average shares outstanding—basic	32,928,369	32,953,382	33,170,241	33,185,585	32,589,502	40,999,521	40,418,782
Weighted average shares outstanding—diluted	33,404,733	33,485,261	33,727,946	33,762,071	32,988,590	41,557,226	40,817,870
Dividends declared and paid per common share	$0.53	$0.57	$0.62	$0.46	$0.50	$0.62	$0.50
Balance Sheet Data (at period end):
Cash and cash equivalents	$10,635	$12,054	$11,474	$16,544	$15,535		$15,535
Total current assets	276,293	299,085	296,456	310,084	324,298		655,684
Total assets	478,355	502,900	506,441	515,718	535,298		2,886,844
Current liabilities	104,491	85,940	107,501	91,733	117,293		208,941
Total debt	105,284	104,025	95,025	99,418	105,025		1,560,025
Total liabilities	216,867	219,285	206,986	219,907	231,268		2,197,897
Total shareholders’ equity	261,488	283,615	299,455	295,811	304,030		688,947
Other Financial Information:
Net cash provided by operating activities	$65,007	$33,696	$55,873	$37,792	$40,180
Net cash used in investing activities	32,835	16,764	23,712	13,522	5,908
Net cash used in financing activities	46,052	15,513	32,741	19,780	30,211
Depreciation and amortization	18,839	19,143	18,241	13,541	14,567	83,825	61,262
Additions to property, plant and equipment	17,368	20,612	22,375	15,595	14,351
EBITDA (1)	61,117	74,706	89,616	64,006	76,097	236,534	220,019
Ratio of earnings to fixed charges (2)	10.6	13.2	14.5	14.1	11.9

(1)	We present EBITDA in this prospectus supplement to provide investors with a supplemental measure of our operating performance. EBITDA, as used in this prospectus supplement, is defined as net earnings plus consolidated net interest expense, income taxes and depreciation and amortization. We use EBITDA as one criterion for evaluating our performance relative to that of our peers. EBITDA is also used by investors to evaluate our operating performance. In addition, it provides investors and analysts with a measure of operating results unaffected by differences in capital structure, capital investment cycles and ages of related assets.

EBITDA is not a recognized measurement under U.S. Generally Accepted Accounting Principles (“GAAP”). When evaluating our operating performance or liquidity, investors should not consider EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net earnings, operating income or net cash provided by operating activities. EBITDA may have material limitations as a performance measure because it excludes items that are necessary elements of our costs and operations, including our cash used for capital expenditures, working capital and to make payments of interest or principal on our indebtedness. Because other companies may calculate EBITDA differently than we do, EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles historical and pro forma net earnings to EBITDA:

	Historical					Pro Forma
	Year Ended			Nine Months Ended		Year Ended December 31, 2005	Nine Months Ended September 30, 2006
(in thousands)	January 3, 2004	January 1, 2005	December 31, 2005	October 1, 2005	September 30, 2006
Net earnings	$24,779	$35,052	$43,021	$29,894	$35,946	$14,150	$38,702
Income taxes	14,550	17,276	24,274	17,617	21,022	8,124	22,169
Interest expense	2,949	3,235	4,080	2,954	4,562	130,435	97,886
Depreciation and amortization	18,839	19,143	18,241	13,541	14,567	83,825	61,262

EBITDA	$61,117	$74,706	$89,616	$64,006	$76,097	$236,534	$220,019

(2)	Earnings is the sum of income before taxes from continuing operations and fixed charges. Fixed charges consists of interest expense on indebtedness and an approximation of interest included in rental expense.